UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: November 1, 2007 (date of earliest event report)

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

(336) 526-6300

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                    Yadkin Valley Financial Corporation (the “Company”), a bank holding company for Yadkin Valley Bank and Trust Company, established a new Delaware trust subsidiary, Yadkin Valley Statutory Trust I, which completed the sale of $25,000,000 of trust preferred securities on November 1, 2007.  Yadkin Valley Statutory Trust I issued the trust preferred securities at a rate equal to the three-month LIBOR rate plus 1.32%.  The trust preferred securities mature in 30 years, and can be called without penalty after five years.   Yadkin Valley Statutory Trust I used the proceeds from the sale of the securities to purchase the Company’s junior subordinated deferrable interest notes due 2037 (the “Debenture”).  The net proceeds from the offering will be used by the Company in connection with the previously announced acquisition of Cardinal State Bank, and for general corporate purposes.

                    The Debenture was issued pursuant to a Junior Subordinated Deferrable Interest Debenture between the Company and Wilmington Trust Company dated November 1, 2007 (the “Indenture”), a copy of which is attached hereto as Exhibit 4.1.  The terms of the Debenture are substantially the same as the terms of the trust preferred securities.  The interest payments by the Company will be used by the trust to pay the quarterly distributions to the holders of the trust preferred securities.  The Indenture permits the Company to redeem the Debenture after five years.

                    The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust, dated November 1, 2007, between the Company, as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein, a copy of which is attached hereto as Exhibit 10.1.

                    Pursuant to a Guarantee Agreement dated November 1, 2007, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities.  The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.2, are subordinate to all of the Company’s senior debt.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                              Exhibits. Copies of the Amended and Restated Declaration of Trust, Indenture, and Guarantee Agreement relating to the trust preferred issuance by Yadkin Valley Statutory Trust I are attached hereto as Exhibits.

Exhibit
Number	Description

4.1	Indenture between Yadkin Valley Financial Corporation and Wilmington Trust Company, as trustee.

10.1

Amended and Restated Declaration of Trust among Yadkin Valley Financial Corporation, as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein.

10.2	Guarantee Agreement between Yadkin Valley Financial Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: November 5, 2007	By:	/s/ William A. Long
William A. Long
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture between Yadkin Valley Financial Corporation and Wilmington Trust Company, as trustee.

10.1

Amended and Restated Declaration of Trust among Yadkin Valley Financial Corporation, as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein.

10.2	Guarantee Agreement between Yadkin Valley Financial Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.